Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	October 22, 2009
Rich Rosen (Investors)
(513) 534-3307
Debra DeCourcy, APR (Media)
(513) 534-6957

FIFTH THIRD BANCORP REPORTS THIRD QUARTER RESULTS

•	Net loss of $97 million; $0.20 loss per diluted share

•	Net interest margin of 3.43%, up 17 bps from the previous quarter; net interest income increased 5% sequentially

•	Average core deposits up 11%, wholesale funding down 30% from a year ago

•	Sold Visa stake for a $288 million pre-tax benefit, increasing capital ratios by approximately 17 bps; also released additional $29 million of Visa litigation reserves

•	Tangible common equity ratio of 6.74%, Tier 1 common ratio of 7.03%, Tier 1 ratio of 13.23%, total capital ratio of 17.48%

•	Allowance to loan ratio increased to 4.69%, allowance to nonperforming loans ratio of 125%, allowance 1.2 times annualized net charge-offs

•	Extended over $17 billion of new and renewed credit in the third quarter

Earnings Highlights

	For the Three Months Ended					% Change
	September 2009	June 2009	March 2009	December 2008	September 2008	Seq	Yr/Yr
Earnings ($ in millions)
Net income (loss)	($97)	$882	$50	($2,142)	($56)	NM	(74%)
Net income (loss) available to common shareholders	($159)	$856	($26)	($2,184)	($81)	NM	(97%)
Common Share Data
Earnings per share, basic	(0.20)	1.35	(0.04)	(3.78)	(0.14)	NM	(43%)
Earnings per share, diluted	(0.20)	1.15	(0.04)	(3.78)	(0.14)	NM	(43%)
Cash dividends per common share	0.01	0.01	0.01	0.01	0.15	—	(93%)
Financial Ratios
Return on average assets	(.34%)	3.05%	0.17%	(7.16%)	(.19%)	NM	(79%)
Return on average common equity	(6.1)	41.2	(1.4)	(94.6)	(3.3)	NM	(85%)
Tier I capital	13.23	12.90	10.93	10.59	8.57	3%	54%
Tier I common equity	7.03	6.94	4.50	4.37	5.18	3%	42%
Net interest margin (a)	3.43	3.26	3.06	3.46	4.24	5%	(19%)
Efficiency (a)	50.8	29.9	65.1	131.3	54.2	70%	(6%)
Common shares outstanding (in thousands)	795,316	795,313	576,936	577,387	577,487	—	38%
Average common shares outstanding (in thousands):
Basic	790,334	629,789	571,810	571,809	571,705	25%	38%
Diluted	790,334	718,245	571,810	571,809	571,705	10%	38%

(a)	Presented on a fully taxable equivalent basis

NM: not meaningful

Fifth Third Bancorp (Nasdaq: FITB) today reported a third quarter 2009 net loss of $97 million, compared with net income of $882 million in the second quarter of 2009 and a net loss of $56 million in the third quarter of 2008. After preferred dividends, the third quarter 2009 net loss available to common shareholders was $159 million, compared with net income of $856 million in the second quarter of 2009 and a net loss of $81 million in the third quarter of 2008. In the third quarter, the net loss was $0.20 per diluted share, compared with net earnings of $1.15 per diluted share in the second quarter and a net loss of $0.14 per diluted share in the third quarter of 2008.

Third quarter 2009 results included a pre-tax net benefit of $288 million from the sale of our Visa, Inc. Class B common shares. This benefit consisted of a pre-tax gain of $244 million on the sale of the Class B shares and the recognition of a derivative that transfers the conversion risk of the Class B shares back to the Bancorp, and a $44 million net reduction in noninterest expense related to the reversal of an existing litigation reserve. Third quarter results also included the release of additional Visa litigation reserves due to Visa’s supplemental funding of its litigation escrow account, which reduced noninterest expense by $29 million. In total, these items benefitted earnings by $317 million pre-tax, or $0.26 per diluted share after-tax.

Second quarter 2009 results included a pre-tax gain of $1,764 million related to the processing business transaction with Advent International, and a pre-tax charge of $55 million related to the special FDIC deposit insurance fund assessment. Second quarter 2009 net income available to common shareholders also included a $35 million benefit, recorded as a reduction to preferred dividend expense, reflecting the excess of the carrying value of preferred shares over the fair value of the common shares and cash exchanged through our tender offer for Series G preferred stock. Third quarter 2008 reported results included net charges of $83 million pre-tax: a $51 million charge due to the impairment of preferred stock held in Fannie Mae and Freddie Mac, a non-cash charge of $45 million related to Visa’s settlement with Discover, a non-cash charge of $27 million to lower the cash surrender value of one of our Bank-Owned Life Insurance (BOLI) policies, and a net benefit of $40 million related to the satisfactory resolution of a court case stemming from goodwill created in a prior acquisition.

“Results for the third quarter continue to reflect solid core results offset by high credit costs,” said Kevin T. Kabat, Chairman, CEO and President of Fifth Third Bancorp. “Highlights include significant improvement in the net interest margin, up 17 basis points from the second quarter, which drove a 5 percent sequential increase in net interest income. Transaction deposits were up 3 percent from last quarter and the mix continues to shift from higher cost CDs to lower cost savings accounts. As a result, we further reduced wholesale funding by $5 billion in the third quarter. Excluding the effect of the processing business sale and Visa transaction, fee growth was solid driven by continued robust mortgage banking revenue which mitigated the effect of unusually high credit related charges in other noninterest income. We remain focused on careful management of expenses, despite growth in credit-related operating expenses which were at unusually elevated levels this quarter.

The credit environment remains challenging, and we continue to aggressively work to manage risk in the portfolio. Net charge-offs were $756 million, an increase of $130 million from the second quarter, driven largely by losses on shared national credits (SNC). Excluding SNC related losses, commercial loan losses were up $80 million sequentially, driven by higher real estate and construction losses. Consumer losses declined by $28 million, or 10 percent, reflecting some stabilization in trends. We expect net charge-offs to be lower in the fourth quarter due to a reduction in C&I losses. Nonperforming assets in the loan portfolio increased 13 percent, in line with our expectations, and we expect a generally similar mid-teens rate of growth in the fourth quarter.

The provision for loan losses exceeded net charge-offs by $196 million, increasing the reserve to loan ratio to 4.69 percent. Our reserve position relative to loans, nonperforming loans, and levels of charge-offs remains very strong relative to problem assets and current levels of losses. It remains our expectation that reserve building will lessen from the pace seen earlier in the cycle as we move forward. We continue to believe that our pre-provision earnings power and our strong capital and reserve levels position us well for the remainder of this cycle.”

Income Statement Highlights

	For the Three Months Ended					% Change
	September 2009	June 2009	March 2009	December 2008	September 2008	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$874	$836	$781	$897	$1,068	5%	(18%)
Provision for loan and lease losses	952	1,041	773	2,356	941	(9%)	1%
Total noninterest income	851	2,583	697	642	717	(67%)	19%
Total noninterest expense	876	1,021	962	2,022	967	(14%)	(9%)

Income (loss) before income taxes (taxable equivalent)	(103)	1,357	(257)	(2,839)	(123)	NM	(16%)

Taxable equivalent adjustment	5	5	5	5	5	—	—
Applicable income taxes	(11)	470	(312)	(702)	(72)	NM	(85%)

Net income (loss)	(97)	882	50	(2,142)	(56)	NM	(74%)
Dividends on preferred stock	62	26	76	42	25	138%	148%

Net income (loss) available to common shareholders	(159)	856	(26)	(2,184)	(81)	NM	(97%)

Earnings per share, diluted	($0.20)	$1.15	($0.04)	($3.78)	($0.14)	NM	(43%)

NM: not meaningful

Net Interest Income

	For the Three Months Ended					% Change
	September 2009	June 2009	March 2009	December 2008	September 2008	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,174	$1,184	$1,183	$1,411	$1,553	(1%)	(24%)
Total interest expense	300	348	402	514	485	(14%)	(38%)

Net interest income (taxable equivalent)	$874	$836	$781	$897	$1,068	5%	(18%)

Average Yield
Yield on interest-earning assets	4.61%	4.62%	4.63%	5.44%	6.16%	—	(25%)
Yield on interest-bearing liabilities	1.51%	1.67%	1.89%	2.28%	2.25%	(10%)	(33%)

Net interest rate spread (taxable equivalent)	3.10%	2.95%	2.74%	3.16%	3.91%	5%	(21%)

Net interest margin (taxable equivalent)	3.43%	3.26%	3.06%	3.46%	4.24%	5%	(19%)
Average Balances ($ in millions)
Loans and leases, including held for sale	$82,888	$84,996	$85,829	$87,426	$85,772	(2%)	(3%)
Total securities and other short-term investments	18,065	17,762	17,835	15,683	14,515	2%	24%
Total interest-bearing liabilities	78,759	83,407	86,218	89,440	85,990	(6%)	(8%)
Shareholders’ equity	13,885	12,490	12,084	10,291	10,843	11%	28%

Net interest income of $874 million on a taxable equivalent basis increased $38 million, or 5 percent, from the second quarter of 2009. The net interest margin was 3.43 percent, up 17 bps from 3.26 percent from the previous quarter. The sequential increase in net interest income and net interest margin was driven by improved spreads on loan originations and continued deposit mix shift to lower cost core deposits as higher priced term deposits issued in the third and fourth quarters of 2008 matured. These effects were partially offset by lower loan balances and an increase in non-accrual loan balances.

Compared with the third quarter of 2008, net interest income decreased $194 million and the net interest margin decreased 81 bps from 4.24 percent. Third quarter 2008 results included $215 million in loan discount accretion related to the First Charter acquisition compared with $27 million this quarter. Excluding this impact in both periods, net interest income declined by 1 percent and net interest margin declined by 5 bps.

Average Loans

	For the Three Months Ended					% Change
	September 2009	June 2009	March 2009	December 2008	September 2008	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial loans	$27,400	$28,027	$28,949	$30,227	$28,284	(2%)	(3%)
Commercial mortgage	12,269	12,463	12,508	13,189	13,257	(2%)	(7%)
Commercial construction	4,337	4,672	4,987	5,990	6,110	(7%)	(29%)
Commercial leases	3,522	3,512	3,564	3,610	3,641	—	(3%)

Subtotal - commercial loans and leases	47,528	48,674	50,008	53,016	51,292	(2%)	(7%)

Consumer:
Residential mortgage loans	8,355	8,713	9,195	9,335	9,681	(4%)	(14%)
Home equity	12,452	12,636	12,763	12,677	12,534	(1%)	(1%)
Automobile loans	8,871	8,692	8,687	8,428	8,303	2%	7%
Credit card	1,955	1,863	1,825	1,748	1,720	5%	14%
Other consumer loans and leases	899	995	1,083	1,165	1,165	(10%)	(23%)

Subtotal - consumer loans and leases	32,532	32,899	33,553	33,353	33,403	(1%)	(3%)

Total average loans and leases (excluding held for sale)	$80,060	$81,573	$83,561	$86,369	$84,695	(2%)	(5%)
Average loans held for sale	2,828	3,422	2,268	1,057	1,077	(17%)	163%

Average portfolio loan and lease balances decreased 2 percent sequentially and declined 5 percent from the third quarter of 2008. Including loans held-for-sale, average loans declined by 2 percent sequentially and 3 percent from the same period the previous year. The decline was due to lower demand for consumer and commercial loans and leases as well as higher net charge-offs.

Average commercial loan and lease balances decreased 2 percent sequentially and declined 7 percent from the third quarter of the previous year. The sequential and year-over-year decline in average commercial loan and lease balances was primarily driven by lower customer line utilization, which was down $1.5 billion from the previous quarter and $2.9 billion from the same quarter the previous year. During the third quarter of 2009, commercial and industrial (C&I) average loans decreased by 2 percent due to lower customer line usage. Average commercial mortgage and commercial construction loan balances declined by a combined 3 percent sequentially and 14 percent from the same period the previous year, reflecting the suspension of residential homebuilder/developer and non-owner occupied lending more than a year ago.

Average consumer loan and lease balances decreased 1 percent sequentially and declined 3 percent from the third quarter of 2008. Both sequential and year-over-year comparisons reflect lower home equity and residential mortgage loan balances, which more than offset growth in credit card and auto balances. Excluding loans charged-off, period-end consumer loans increased by 1 percent from the previous year.

The majority of Fifth Third’s mortgages are originated to be sold to agencies and are not reflected in portfolio loans or portfolio loan growth. Warehoused residential mortgages held-for-sale remain at relatively high levels of $2.5 billion due to continued high mortgage origination volumes.

Average Deposits

	For the Three Months Ended					% Change
	September 2009	June 2009	March 2009	December 2008	September 2008	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand deposits	$17,059	$16,689	$15,532	$14,602	$14,225	2%	20%
Interest checking	14,869	14,837	14,229	13,698	13,843	—	7%
Savings	16,967	16,705	16,272	15,960	16,154	2%	5%
Money market	4,280	4,167	4,559	4,983	6,051	3%	(29%)
Foreign office (a)	2,432	1,717	1,755	1,876	2,126	42%	14%

Subtotal - Transaction deposits	55,607	54,115	52,347	51,119	52,399	3%	6%

Other time	14,264	14,612	14,501	13,337	10,780	(2%)	32%

Subtotal - Core deposits	69,871	68,727	66,848	64,456	63,179	2%	11%

Certificates - $100,000 and over	10,055	11,455	11,802	12,468	11,623	(12%)	(13%)
Other	95	240	247	1,090	395	(60%)	(76%)

Total deposits	$80,021	$80,422	$78,897	$78,014	$75,197	—	6%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased 2 percent sequentially and 11 percent from the third quarter of 2008. On a sequential basis, growth in average demand deposit (DDA), savings, money market, and foreign office commercial sweep deposits was partially offset by lower consumer CD balances. Higher priced, short-term consumer CDs originated in the second half of 2008 continue to be replaced by lower cost savings deposits and DDA deposits. Average transaction deposits (excluding consumer time deposits) were up 3 percent from second quarter of 2009 and increased 6 percent from a year ago.

Retail average core deposits were flat sequentially and increased 10 percent from the third quarter of 2008. Sequential growth in savings and foreign office sweep deposits was offset by small declines in DDAs, interest checking, and consumer CD balances. On a year-over-year basis, growth in DDA, savings, consumer CD, and foreign office sweep deposits was partially offset by lower interest checking and money market balances. Net new account production offset lower average account balances. Commercial core deposits increased 8 percent sequentially and 12 percent from the previous year. Sequential growth in DDA, interest checking, and money market account balances drove the increase. Deposit growth was driven primarily by higher average account balances.

Noninterest Income

	For the Three Months Ended					% Change
	September 2009	June 2009	March 2009	December 2008	September 2008	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$164	$162	$146	$162	$172	1%	(4%)
Corporate banking revenue	86	99	116	121	104	(13%)	(18%)
Mortgage banking net revenue	140	147	134	(29)	45	(5%)	208%
Investment advisory revenue	74	73	76	78	90	1%	(18%)
Card and processing revenue	74	243	223	230	235	(70%)	(69%)
Gain on sale of FTPS joint venture	(6)	1,764	—	—	—	NM	NM
Other noninterest income	311	49	10	24	112	538%	177%
Securities gains (losses), net	8	5	(24)	(40)	(63)	60%	NM
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	41	16	96	22	(100%)	(100%)

Total noninterest income	$851	$2,583	$697	$642	$717	(67%)	19%

Noninterest income of $851 million decreased $1.7 billion sequentially and increased $134 million from a year ago. Third quarter 2009 results included a $244 million gain from the sale of our Visa, Inc. Class B common shares. Second quarter 2009 results included the $1.8 billion gain from the completion of the sale of the processing business, while third quarter 2008 results included a $76 million gain related to a litigation settlement stemming from a prior acquisition and a $27 million charge to lower the cash surrender value of a BOLI policy. The sale of the processing business included the merchant processing and financial institutions businesses. Revenue from these businesses accounted for $169 million in the second quarter of 2009 and $162 million in the same period the previous year. Excluding the divested processing revenue and the items outlined above, as well as investment securities gains/losses in all periods, noninterest income declined by $46 million, or 7 percent, from the previous quarter and increased by $30 million, or 5 percent, from the third quarter of 2008. The sequential decline on this basis was driven by a combined $34 million increase in losses on the sale of other real estate owned (OREO) and fair value adjustments on loans held-for-sale and the effect of $41 million of hedge gains on MSRs in the second quarter of 2009. Year-over-year growth on this basis was driven primarily by continued strong mortgage banking revenue partially offset by the increase in OREO losses and fair value adjustments just mentioned. Comparisons versus both periods also benefited from $38 million in revenue associated with the transition service agreement (TSA) entered into as part of the processing business sale, under which the Bancorp provides services to the processing business to support its operations during the deconversion period.

Service charges on deposits of $164 million increased 1 percent sequentially and declined 4 percent compared with the same quarter last year. Retail service charges increased 1 percent from the previous quarter and declined 9 percent compared with the third quarter of 2008. The sequential increase was driven by net new account production while the year-over-year decline was due to lower transaction volume. Commercial service charges increased 2 percent both sequentially and compared with last year. Year-over-year growth primarily reflected an increase in customer accounts and lower market interest rates, as reduced earnings credit rates paid on customer balances have resulted in higher realized net service fees to pay for treasury management services.

Corporate banking revenue of $86 million decreased 13 percent from the previous quarter and 18 percent from the same period the previous year. Sequential results were driven primarily by lower interest rate derivative sales revenue and a reduction in business lending fees largely as a result of reduced loan originations, partially offset by growth in institutional sales. On a year-over-year basis, lower interest rate derivative sales revenue and foreign exchange revenue was partially offset by growth in institutional sales and business lending fees.

Mortgage banking net revenue was $140 million in the third quarter of 2009, a decrease of $7 million from record second quarter 2009 results and an increase of $95 million from the third quarter of 2008. Third quarter 2009 originations were $4.4 billion, down from a record $6.9 billion the previous quarter, and up from $2.0 billion in the third quarter of 2008. Third quarter 2009 originations resulted in gains of $96 million on mortgages sold compared with gains of $161 million during the previous quarter and $43 million during the same period in 2008. Net servicing revenue, before mortgage servicing rights (MSR) valuation adjustments, totaled $21 million in the third quarter, compared with $2 million last quarter and $17 million a year ago. MSR valuation adjustments, including mark-to-market related adjustments on free-standing derivatives used to economically hedge the MSR portfolio, represented a net gain of $23 million in the third quarter of 2009, compared with a net loss of $16 million last quarter and a net loss of $15 million a year ago. The mortgage-servicing asset, net of the valuation reserve, was $625 million at quarter end on a servicing portfolio of $46.8 billion.

Investment advisory revenue of $74 million was up 1 percent sequentially and down 18 percent from the third quarter of 2008. Institutional trust revenue was up 6 percent from the previous quarter and down 17 percent from the previous year while private client revenue increased 4 percent sequentially and declined 14 percent from the third quarter of 2008. Both sequential and year-over-year comparisons for institutional trust revenue and private client revenue were driven by overall changes in market values. Mutual fund fees were down 2 percent from the previous quarter and 30 percent from the previous year generally due to continued outflows from long-term equity funds to money market funds. Brokerage fees were down 6 percent from the second quarter of 2009 and declined 18 percent from the same period the previous year, reflecting lower transaction based revenues.

Card and processing revenue was $74 million in the third quarter, consisting primarily of interchange from the Bank’s credit and debit cards and ATM revenue. Results from previous quarters included merchant processing revenue and financial institutions revenue, which are now part of the processing business joint venture. These items contributed $169 million and $162 million to card and processing revenue in the second quarter of 2009 and the third quarter of 2008, respectively. Excluding merchant processing and financial institutions revenue, card and processing revenue was consistent with levels from both the previous quarter and the same period the previous year. Strong growth in debit card transaction volumes and an increase in average dollar amount per transaction were offset by lower credit card usage.

Other noninterest income totaled $311 million in the third quarter of 2009 versus $49 million in the previous quarter and $112 million in the third quarter of 2008. Third quarter 2009 results included the $244 million gain from the Visa transaction. Second quarter 2009 results included a $15 million write-down on a facility we are vacating, while third quarter 2008 results included a $76 million gain related to a litigation settlement stemming from a prior acquisition and a $27 million charge to lower the cash surrender value of a BOLI policy. Excluding these items, other noninterest income of $67 million increased by $3 million compared with the previous quarter and increased by $4 million from the same period the previous year. The sequential and year-over-year growth reflected third quarter revenue of $38 million related to the processing business TSA and income of $7 million from our ownership interest in the processing business joint venture, partially offset by losses on the sale of OREO and fair value adjustments on loans held-for-sale. Losses on the sale of OREO totaled $22 million in the third quarter compared with $13 million in the previous quarter and $12 million in the third quarter of 2008. Fair value adjustments on loans held-for-sale totaled $30 million in the third quarter of 2009 compared with $6 million in the previous quarter. There were no fair value adjustments in the third quarter of 2008. Net gains on loan sales were $8 million in the third quarter versus net gains of $11 million in the second quarter of 2009 and net losses of $1 million in the same quarter the previous year.

There were no net securities gains on non-qualifying hedges on MSRs in the third quarter of 2009 compared with net gains of $41 million in the previous quarter and gains of $22 million in the third quarter of 2008.

Net gains on investment securities were $8 million in the third quarter of 2009, compared with securities gains of $5 million in the previous quarter and net losses of $63 million in the same period the previous year.

Noninterest Expense

	For the Three Months Ended					% Change
	September 2009	June 2009	March 2009	December 2008	September 2008	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$335	$346	$327	$337	$321	(3%)	4%
Employee benefits	$83	$75	$83	$61	$72	11%	16%
Net occupancy expense	$75	$79	$79	$77	$77	(5%)	(3%)
Technology and communications	$43	$45	$45	$48	$46	(4%)	(7%)
Equipment expense	$30	$31	$31	$35	$34	(4%)	(12%)
Card and processing expense	$25	$75	$67	$70	$70	(66%)	(64%)
Other noninterest expense	$285	$370	$330	$1,394	$346	(23%)	(18%)

Total noninterest expense	$876	$1,021	$962	$2,022	$967	(14%)	(9%)

Noninterest expense of $876 million decreased $145 million sequentially and decreased $91 million from a year ago. Third quarter 2009 results included the Visa litigation reserve reversal of $73 million and $10 million of seasonal pension settlement expense. Second quarter 2009 results included a $55 million FDIC special assessment charge. Excluding the effect of the items previously mentioned, third quarter 2009 noninterest expense of $939 million declined by $27 million, or 3 percent, from the previous quarter, driven by the reduction in core expenses due to the processing joint venture as well as broad based expense control, partially offset by higher provision expense for unfunded commitments. Third quarter 2008 results included a $45 million charge due to Visa’s pending settlement with Discover, $36 million related to legal expenses associated with the litigation settlement from a prior acquisition, and $7 million in seasonal pension settlement expense. Excluding the items noted above for the third quarter in both periods, expenses increased by $60 million, or 7 percent, driven by higher credit-related costs partially offset by a reduction in core expenses due to the processing business sale.

During the third quarter we incurred approximately $38 million in operating expenses related to the processing business joint venture that were offset with revenue under the TSA that was reported in other noninterest income.

Expenses incurred in the management of problem assets totaled $100 million in the third quarter of 2009, compared with $46 million in the previous quarter and $45 million in the third quarter of 2008. The largest driver of the sequential increase was the provision expense for unfunded commitments, which was $45 million in the third quarter of 2009 compared with $8 million the previous quarter and $17 million in the third quarter of 2008. Derivative valuation adjustments related to customer risk were $21 million this quarter versus $2 million last quarter. There were none a year ago. Other work-out related expenses were $28 million in the third quarter, compared with $32 million the previous quarter and $25 million in the same period last year. OREO expense was $6 million this quarter, compared with $4 million last quarter and $3 million a year ago.

Credit Quality

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Total net losses charged off ($ in millions)
Commercial loans	($256)	($177)	($103)	($422)	($85)
Commercial mortgage loans	(118)	(85)	(77)	(465)	(94)
Commercial construction loans	(126)	(79)	(76)	(539)	(88)
Commercial leases	—	(1)	—	—	—
Residential mortgage loans	(92)	(112)	(75)	(68)	(77)
Home equity	(80)	(88)	(72)	(54)	(55)
Automobile loans	(34)	(36)	(46)	(43)	(32)
Credit card	(45)	(45)	(36)	(30)	(24)
Other consumer loans and leases	(5)	(3)	(5)	(6)	(8)

Total net losses charged off	(756)	(626)	(490)	(1,627)	(463)
Total losses	(796)	(658)	(521)	(1,652)	(481)
Total recoveries	40	32	31	25	18

Total net losses charged off	($756)	($626)	($490)	($1,627)	($463)
Ratios (annualized)
Net losses charged off as a percent of average loans and leases (excluding held for sale)	3.75%	3.08%	2.38%	7.50%	2.17%
Commercial	4.17%	2.81%	2.08%	10.70%	2.07%
Consumer	3.13%	3.48%	2.82%	2.40%	2.33%

Net charge-offs were $756 million in the third quarter of 2009, or 375 bps of average loans on an annualized basis. Second quarter net charge-offs were $626 million, or 308 bps of average loans on an annualized basis. Approximately 60 percent of the total increase in total net-charge offs was due to losses on Shared National Credits (“SNC”). Loss experience overall continues to be driven by commercial and residential real estate loans in Michigan and Florida. In aggregate, Florida and Michigan represented approximately 45 percent of total losses during the quarter and 28 percent of total loans and leases.

Commercial net charge-offs were $500 million, or 417 bps, in the third quarter of 2009, an increase of $158 million from the second quarter of 2009. Losses on SNC were $95 million in the third quarter of 2009, an increase of $78 million from the previous quarter. Within the commercial portfolio, C&I losses were $256 million, an increase of $79 million from the previous quarter. C&I losses included losses on SNC loans of $60 million, an increase of $43 million from the previous quarter, and losses on loans to companies in real estate-related industries of $40 million, an increase of $2 million from the previous quarter. Commercial mortgage net losses totaled $118 million, an increase of $33 million from the previous quarter, and included $1 million of SNC net charge-offs. Michigan and Florida accounted for 55 percent of commercial mortgage losses. Commercial construction net losses were $126 million, an increase of $47 from the previous quarter, of which SNC net losses accounted for $34 million of the increase. Michigan and Florida accounted for 50 percent of total commercial construction losses. Across all commercial portfolios, net losses on residential builder and developer portfolio loans totaled $108 million, compared with $76 million in the second quarter. These homebuilder losses included $57 million on commercial construction loans, $42 million on commercial mortgage loans, and $9 million on C&I loans. Originations of homebuilder/developer loans were suspended in 2007 and the remaining portfolio balance totals $1.8 billion.

Consumer net charge-offs of $256 million, or 313 bps, declined $28 million from the second quarter of 2009. Michigan and Florida represented 43 percent of second quarter home equity losses and 29 percent of total home equity loans. Net charge-offs within the residential mortgage portfolio were $92 million, a decrease of $20 million from the previous quarter, with losses in Michigan and Florida representing 77 percent of losses in the third quarter and approximately 43 percent of total residential mortgage loans. Home equity net charge-offs of $80 million decreased $8 million sequentially. Net losses on brokered home equity loans were $30 million, down $9 million sequentially, and represented 38 percent of second quarter home equity losses. Brokered home equity loans represented $2 billion, or 16 percent, of the total home equity portfolio with originations being discontinued in 2007. Net charge-offs in the auto portfolio decreased by $2 million from the second quarter of 2009 to $34 million reflecting improved values on used cars sold at auction. Net losses on consumer credit card loans were $45 million, consistent with the previous quarter, as higher unemployment and weakened economic conditions continue to impact the credit card portfolio.

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$3,485	$3,070	$2,787	$2,058	$1,580
Total net losses charged off	(756)	(626)	(490)	(1,627)	(463)
Provision for loan and lease losses	952	1,041	773	2,356	941

Allowance for loan and lease losses, ending	3,681	3,485	3,070	2,787	2,058
Reserve for unfunded commitments, beginning	239	231	195	132	115
Provision for unfunded commitments	45	8	36	63	17

Reserve for unfunded commitments, ending	284	239	231	195	132
Components of allowance for credit losses:
Allowance for loan and lease losses	3,681	3,485	3,070	2,787	2,058
Reserve for unfunded commitments	284	239	231	195	132

Total allowance for credit losses	$3,965	$3,724	$3,301	$2,982	$2,190
Allowance for loan and lease losses ratio
As a percent of loans and leases	4.69%	4.28%	3.72%	3.31%	2.41%
As a percent of nonperforming loans and leases (a) (b)	125%	135%	128%	157%	92%
As a percent of nonperforming assets (a) (b)	114%	123%	116%	139%	84%

(a)	Excludes non accrual loans and leases in loans held for sale

(b)	During 1Q09 the Bancorp modified its nonaccrual policy to exclude TDR loans less than 90 days past due because they were performing in accordance with restructured terms. For comparability purposes, prior periods were adjusted to reflect this reclassification.

Provision for loan and lease losses totaled $952 million in the third quarter of 2009, exceeding net charge-offs by $196 million. The allowance for loan and lease losses represented 4.69 percent of total loans and leases outstanding as of quarter end, compared with 4.28 percent last quarter, and represented 125 percent of nonperforming loans and leases and 122 percent of third quarter annualized net charge-offs.

	As of
	September 2009	June 2009	March 2009	December 2008	September 2008
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial loans	$752	$603	$667	$541	$550
Commercial mortgage loans	912	760	692	482	724
Commercial construction loans	697	684	551	362	636
Commercial leases	51	51	27	21	23
Residential mortgage loans	267	262	265	259	216
Home equity	24	26	25	26	27
Automobile loans	1	1	2	5	3
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual loans and leases	$2,704	$2,387	$2,229	$1,696	$2,179
Restructured loans and leases - commercial (non accrual) (a)	18	12	—	—	—
Restructured loans and leases - consumer (non accrual) (a)	225	188	167	80	50

Total nonperforming loans and leases	$2,947	$2,587	$2,396	$1,776	$2,229
Repossessed personal property	22	21	25	24	24
Other real estate owned (b)	251	232	227	206	198

Total nonperforming assets (c)	$3,220	$2,840	$2,648	$2,006	$2,451
Nonaccrual loans held for sale	286	352	403	473	—
Restructured loans - commercial (non accrual) held for sale	2	—	—	—	—

Total nonperforming assets including loans held for sale	$3,508	$3,192	$3,051	$2,479	$2,451

Restructured loans and leases (accrual) (a)	$1,280	$1,074	$615	494	377
Total loans and leases 90 days past due	$992	$762	$733	$662	$671
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (c)	3.75%	3.17%	2.89%	2.11%	2.60%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (c)	4.09%	3.48%	3.20%	2.38%	2.86%

(a)	During 1Q09 the Bancorp modified its nonaccrual policy to exclude TDR loans less than 90 days past due because they were performing in accordance with restructured terms. For comparability purposes, prior periods were adjusted to reflect this reclassification.

(b)	Excludes government insured advances.

(c)	Does not include non accrual loans held-for-sale.

Nonperforming assets (NPAs) at quarter end were $3.2 billion or 4.09 percent of total loans and leases and OREO, up $380 million, or 13 percent from $2.8 billion, or 3.48 percent, last quarter. Including $288 million of nonaccrual loans classified as held-for-sale, total nonperforming assets were $3.5 billion compared with $3.2 billion in the second quarter. Growth in NPAs continues to be largely associated with commercial and residential real estate loans in Michigan and Florida. In aggregate, Florida and Michigan represented approximately 45 percent of NPAs in the loan portfolio.

Commercial NPAs at quarter-end were $2.6 billion, or 5.56 percent, and increased $350 million, or 16 percent, from the second quarter of 2009. C&I portfolio NPAs of $790 million increased $156 million from the previous quarter. Commercial construction portfolio NPAs were $751 million, an increase of $16 million from the second quarter of 2009. Commercial mortgage NPAs were $968 million, a sequential increase of $178 million. Commercial real estate loans in Michigan and Florida represented 38 percent of our total commercial real estate portfolio in the third quarter 2009 and 47 percent of commercial real estate NPAs. Across the entire commercial loan portfolio, residential real estate builder and developer portfolio NPAs were $600 million in the third quarter, down $13 million from the previous quarter. Of the residential real estate builder and developer portfolio NPAs, $306 million were commercial construction NPAs, $253 million were commercial mortgage NPAs and $41 million were C&I NPAs.

At quarter-end, $288 million of commercial nonaccrual loans were held-for-sale, compared with $352 million at the end of the second quarter. During the third quarter, we recorded a net gain of $5 million on $26 million of loans that were sold or settled, and we transferred $15 million of loans to OREO. These loans continue to be carried at the lower of cost or market, currently 36 percent of the original balance.

Consumer NPAs of $660 million, or 2.04 percent, increased $32 million from the second quarter of 2009. Of consumer NPAs, $556 million were in residential real estate portfolios. Residential mortgage NPAs were $484 million, up $9 million from the previous quarter. Home equity NPAs decreased $1 million from last quarter to $72 million. Residential real estate loans in Michigan and Florida represented 61 percent of total residential real estate NPAs and 35 percent of total residential real estate loans. Nonaccrual troubled debt restructurings were $225 million, compared with $188 million last quarter. Excluding non accruing TDRs, consumer NPAs declined by $5 million from the previous quarter. Third quarter OREO balances were $251 million compared with OREO balances of $232 million in the second quarter of 2009, and included $106 million in residential mortgage assets, $15 million in home equity assets, and $130 million in commercial real estate assets. Repossessed personal property of $22 million largely consisted of autos.

Loans still accruing over 90 days past due were $992 million, up $230 million from the second quarter of 2009. Commercial 90 days past due balances increased $274 million to $612 million in the third quarter of 2009. Of the commercial balances, $188 million reflected notes past maturity as opposed to being 90 days delinquent on their payments, while $424 million are loans that are delinquent on payments. Commercial 90 days past due are expected to decline in the fourth quarter due to resolutions and lower early stage delinquencies at the end of the third quarter. Consumer 90 days past due balances of $380 million declined by $44 million from the previous quarter, reflecting moderation of primarily mortgage related consumer loans flowing into early stage delinquencies and continued migration of legacy delinquencies out of the 90 days past due category. Commercial 30-89 days past due balances were down $200 million sequentially, due to migration into the 90 days past due category, and consumer 30-89 days past due were consistent with prior quarter levels as new delinquencies continue to stabilize.

Capital Position

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Capital Position
Average shareholders’ equity to average assets	12.24%	10.78%	10.18%	8.65%	9.45%
Tangible equity (a)	10.08%	9.72%	7.89%	7.86%	6.19%
Tangible common equity (excluding unrealized gains/losses) (a)	6.74%	6.55%	4.23%	4.23%	5.23%
Tangible common equity (including unrealized gains/losses) (a)	6.98%	6.67%	4.35%	4.31%	5.19%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (a) (b)	7.09%	6.96%	4.51%	4.39%	5.19%
Regulatory capital ratios: (c)
Tier I capital	13.23%	12.90%	10.93%	10.59%	8.57%
Total risk-based capital	17.48%	16.96%	15.13%	14.78%	12.30%
Tier I leverage	12.34%	12.17%	10.29%	10.27%	8.77%
Tier I common equity	7.03%	6.94%	4.50%	4.37%	5.18%
Book value per share	12.69	12.71	13.61	13.57	16.65
Tangible book value per share (a)	9.50	9.51	8.79	8.74	10.10

(a)	The tangible equity ratio, tangible common equity ratios and tangible book value per share ratio, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to GAAP.

(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

(c)	Current period regulatory capital data ratios are estimated.

Compared with the prior quarter, the Tier 1 common equity ratio increased 9 bps to 7.0 percent and the tangible common equity to risk weighted assets ratio increased 13 bps to 7.1 percent. The Tier 1 capital ratio increased 33 bps to 13.2 percent, and the total capital ratio increased 52 bps to 17.5 percent. Book value per share at September 30, 2009 was $12.69 and tangible book value per share was $9.50, compared with June 30, 2009 book value per share of $12.71 and tangible book value per share of $9.51.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). The webcast also is being distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Financial’s individual investor center at www.earnings.com or by visiting any of the investor sites in Thomson Financial’s Individual Investor Network. Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay or podcast through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Thursday, November 5th by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode 31026648#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of September 30, 2009, the Company has $111 billion in assets, operates 16 affiliates with 1,306 full-service Banking Centers, including 100 Bank Mart® locations open seven days a week inside select grocery stores and 2,372 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 49% interest in Fifth Third Processing Solutions, LLC. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2009, has $184 billion in assets under care, of which it managed $25 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) lower than expected gains related to any sale or potential sale of businesses; (21) difficulties in separating Fifth Third Processing Solutions from Fifth Third; (22) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth;(23) ability to secure confidential information through the use of computer systems and telecommunications networks; and (24) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for September 30, 2009

Table of Contents

Financial Highlights	17-18
Consolidated Statements of Income	19
Consolidated Statements of Income (Taxable Equivalent)	20
Consolidated Balance Sheets	21-22
Consolidated Statements of Changes in Shareholders’ Equity	23
Average Balance Sheet and Yield Analysis	24-26
Summary of Loans and Leases	27
Regulatory Capital	28
Summary of Credit Loss Experience	29
Asset Quality	30
Regulation G Non-GAAP Reconciliation	31
Segment Presentation	32

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2009	June 2009	September 2008	Seq	Yr/Yr	September 2009	September 2008	Yr/Yr
Income Statement Data
Net interest income (a)	$874	$836	$1,068	5%	(18%)	$2,491	$2,638	(6%)
Noninterest income	851	2,583	717	(67%)	19%	4,130	2,304	79%
Total revenue (a)	1,725	3,419	1,785	(50%)	(3%)	6,621	4,942	34%
Provision for loan and lease losses	952	1,041	941	(9%)	1%	2,766	2,203	26%
Noninterest expense	876	1,021	967	(14%)	(9%)	2,859	2,543	12%
Net income (loss)	(97)	882	(56)	NM	74%	835	29	NM
Net income (loss) available to common shareholders	(159)	856	(81)	NM	97%	670	3	NM

Common Share Data
Earnings per share, basic	($0.20)	$1.35	($0.14)	NM	43%	$1.00	$0.01	NM
Earnings per share, diluted	(0.20)	1.15	(0.14)	NM	43%	0.91	(0.14)	NM
Cash dividends per common share	0.01	0.01	0.15	—	(93%)	0.03	0.74	(96%)
Book value per share	12.69	12.71	16.65	—	(24%)	12.69	16.65	(24%)
Market price per share	10.13	7.10	11.90	43%	(15%)	10.13	11.90	(15%)
Common shares outstanding (in thousands)	795,316	795,313	577,487	—	38%	795,316	577,487	38%
Average common shares outstanding (in thousands):
Basic	790,334	629,789	571,705	25%	38%	664,778	546,835	22%
Diluted	790,334	718,245	571,705	10%	38%	739,287	548,749	35%
Market capitalization	$8,057	$5,647	$6,872	43%	17%	$8,057	$6,872	17%

Financial Ratios
Return on assets	(0.34%)	3.05%	(0.19%)	NM	79%	0.96%	0.03%	NM
Return on average common equity	(6.1%)	41.2%	(3.3%)	NM	85%	10.1%	—	NM
Noninterest income as a percent of total revenue	49%	76%	40%	(36%)	23%	62%	47%	32%
Average equity as a percent of average assets	12.24%	10.78%	9.45%	14%	30%	11.06%	8.83%	25%
Tangible equity (b) (d)	10.08%	9.72%	6.19%	4%	63%	10.08%	6.19%	63%
Tangible common equity (c) (d)	6.74%	6.55%	5.23%	3%	29%	6.74%	5.23%	29%
Net interest margin (a)	3.43%	3.26%	4.24%	5%	(19%)	3.25%	3.57%	(9%)
Efficiency (a)	50.8%	29.9%	54.2%	70%	(6%)	43.2%	51.4%	(16%)
Effective tax rate	10.2%	34.7%	56.6%	(71%)	(82%)	14.9%	84.0%	(82%)

Credit Quality
Net losses charged off	$756	$626	$463	21%	63%	$1,872	$1,082	73%
Net losses charged off as a percent of average loans and leases	3.75%	3.08%	2.17%	22%	73%	3.06%	1.74%	76%
Allowance for loan and lease losses as a percent of loans and leases	4.69%	4.28%	2.41%	10%	95%	4.69%	2.41%	95%
Allowance for credit losses as a percent of loans and leases	5.06%	4.57%	2.56%	11%	98%	5.06%	2.56%	98%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	4.04%	3.48%	2.86%	16%	41%	4.04%	2.86%	41%

Average Balances
Loans and leases, including held for sale	$82,888	$84,996	$85,772	(2%)	(3%)	$84,560	$85,302	(1%)
Total securities and other short-term investments	18,065	17,762	14,515	2%	24%	17,888	13,494	33%
Total assets	113,453	115,878	114,784	(2%)	(1%)	115,985	112,732	3%
Transaction deposits (f)	55,607	54,115	52,399	3%	6%	54,034	53,204	2%
Core deposits (g)	69,871	68,727	63,179	2%	11%	68,492	63,599	8%
Wholesale funding (h)	25,947	31,369	37,036	(17%)	(30%)	30,707	35,145	(13%)
Shareholders’ equity	13,885	12,490	10,843	11%	28%	12,826	9,953	29%

Regulatory Capital Ratios (i)
Tier I capital	13.23%	12.90%	8.57%	3%	54%	13.23%	8.57%	54%
Total risk-based capital	17.48%	16.96%	12.30%	3%	42%	17.48%	12.30%	42%
Tier I leverage	12.34%	12.17%	8.77%	1%	41%	12.34%	8.77%	41%
Tier I common equity	7.03%	6.94%	5.18%	1%	36%	7.03%	5.18%	36%

Operations
Banking centers	1,306	1,306	1,298	—	1%	1,306	1,298	1%
ATMs	2,372	2,355	2,329	1%	2%	2,372	2,329	2%
Full-time equivalent employees	20,559	20,702	21,522	(1%)	(4%)	20,559	21,522	(4%)

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity and tangible common equity ratios, while not required by GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(g)	Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Income Statement Data
Net interest income (a)	$874	$836	$781	$897	$1,068
Noninterest income	851	2,583	697	642	717
Total revenue (a)	1,725	3,419	1,478	1,539	1,785
Provision for loan and lease losses	952	1,041	773	2,356	941
Noninterest expense	876	1,021	962	2,022	967
Net income (loss)	(97)	882	50	(2,142)	(56)
Net income (loss) available to common shareholders	(159)	856	(26)	(2,184)	(81)
Common Share Data
Earnings per share, basic	($0.20)	$1.35	($0.04)	($3.78)	($0.14)
Earnings per share, diluted	(0.20)	1.15	(0.04)	(3.78)	(0.14)
Cash dividends per common share	0.01	0.01	0.01	0.01	0.15
Book value per share	12.69	12.71	13.61	13.57	16.65
Market price per share	10.13	7.10	2.92	8.26	11.90
Common shares outstanding (in thousands)	795,316	795,313	576,936	577,387	577,487
Average common shares outstanding (in thousands):
Basic	790,334	629,789	571,810	571,809	571,705
Diluted	790,334	718,245	571,810	571,809	571,705
Market capitalization	$8,057	$5,647	$1,685	$4,769	$6,872
Financial Ratios
Return on assets	(0.34%)	3.05%	0.17%	(7.16%)	(0.19%)
Return on average common equity	(6.1%)	41.2%	(1.4%)	(94.6%)	(3.3%)
Noninterest income as a percent of total revenue	49%	76%	47%	42%	40%
Average equity as a percent of average assets	12.24%	10.78%	10.18%	8.65%	9.45%
Tangible equity (b) (d)	10.08%	9.72%	7.89%	7.86%	6.19%
Tangible common equity (c) (d)	6.74%	6.55%	4.23%	4.23%	5.23%
Net interest margin (a)	3.43%	3.26%	3.06%	3.46%	4.24%
Efficiency (a)	50.8%	29.9%	65.1%	131.3%	54.2%
Effective tax rate	10.2%	34.7%	(119.0%)	(24.7%)	56.6%
Credit Quality
Net losses charged off	$756	$626	$490	$1,627	$463
Net losses charged off as a percent of average loans and leases	3.75%	3.08%	2.38%	7.50%	2.17%
Allowance for loan and lease losses as a percent of loans and leases	4.69%	4.28%	3.72%	3.31%	2.41%
Allowance for credit losses as a percent of loans and leases	5.06%	4.57%	4.00%	3.54%	2.56%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	4.04%	3.48%	3.20%	2.38%	2.86%
Average Balances
Loans and leases, including held for sale	$82,888	$84,996	$85,829	$87,426	$85,772
Total securities and other short-term investments	18,065	17,762	17,835	15,683	14,515
Total assets	113,453	115,878	118,681	118,953	114,784
Transaction deposits (f)	55,607	54,115	52,347	51,119	52,399
Core deposits (g)	69,871	68,727	66,848	64,456	63,179
Wholesale funding (h)	25,947	31,369	34,902	39,586	37,036
Shareholders’ equity	13,885	12,490	12,084	10,291	10,843
Regulatory Capital Ratios (i)
Tier I capital	13.23%	12.90%	10.93%	10.59%	8.57%
Total risk-based capital	17.48%	16.96%	15.13%	14.78%	12.30%
Tier I leverage	12.34%	12.17%	10.29%	10.27%	8.77%
Tier I common equity	7.03%	6.94%	4.50%	4.37%	5.18%
Operations
Banking centers	1,306	1,306	1,311	1,307	1,298
ATMs	2,372	2,355	2,354	2,341	2,329
Full-time equivalent employees	20,559	20,702	20,618	21,476	21,522

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity and tangible common equity ratios, while not required by GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(g)	Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2009	June 2009	September 2008	Seq	Yr/Yr	September 2009	September 2008	Yr/Yr
Interest Income
Interest and fees on loans and leases	$986	$995	$1,378	(1%)	(28%)	$2,977	$3,718	(20%)
Interest on securities	183	184	165	(1%)	11%	547	472	16%
Interest on other short-term investments	0	0	5	(10%)	(95%)	1	12	(91%)

Total interest income	1,169	1,179	1,548	(1%)	(25%)	3,525	4,202	(16%)
Interest Expense
Interest on deposits	228	258	291	(12%)	(22%)	759	967	(22%)
Interest on short-term borrowings	4	12	64	(64%)	(93%)	41	193	(79%)
Interest on long-term debt	68	78	130	(12%)	(48%)	249	421	(41%)

Total interest expense	300	348	485	(14%)	(38%)	1,049	1,581	(34%)

Net Interest Income	869	831	1,063	5%	(18%)	2,476	2,621	(6%)
Provision for loan and lease losses	952	1,041	941	(9%)	1%	2,766	2,203	26%

Net interest income (loss) after provision for loan and lease losses	(83)	(210)	122	(61%)	NM	(290)	418	NM
Noninterest Income
Service charges on deposits	164	162	172	1%	(4%)	472	478	(1%)
Corporate banking revenue	86	99	104	(13%)	(18%)	301	323	(7%)
Mortgage banking net revenue	140	147	45	(5%)	208%	421	228	85%
Investment advisory revenue	74	73	90	1%	(18%)	222	275	(19%)
Card and processing revenue	74	243	235	(70%)	(69%)	539	682	(21%)
Gain on sale of processing business	(6)	1,764	—	NM	NM	1,758	—	NM
Other noninterest income	311	49	112	538%	177%	372	339	10%
Securities gains (losses), net	8	5	(63)	60%	NM	(12)	(45)	(73%)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	41	22	(100%)	(100%)	57	24	137%

Total noninterest income	851	2,583	717	(67%)	19%	4,130	2,304	79%
Noninterest Expense
Salaries, wages and incentives	335	346	321	(3%)	4%	1,008	1,000	1%
Employee benefits	83	75	72	11%	16%	241	216	11%
Net occupancy expense	75	79	77	(5%)	(3%)	233	222	5%
Technology and communications	43	45	47	(4%)	(7%)	133	142	(6%)
Equipment expense	30	31	34	(4%)	(12%)	92	95	(3%)
Card and processing expense	25	75	70	(66%)	(64%)	167	203	(18%)
Other noninterest expense	285	370	346	(23%)	(18%)	985	665	48%

Total noninterest expense	876	1,021	967	(14%)	(9%)	2,859	2,543	12%
Income (loss) before income taxes	(108)	1,352	(128)	NM	(16%)	981	179	447%
Applicable income taxes	(11)	470	(72)	NM	(85%)	146	150	(3%)

Net income (loss)	(97)	882	(56)	NM	74%	835	29	NM
Dividends on preferred stock	62	26	25	138%	148%	165	26	535%

Net income (loss) available to common shareholders	($159)	$856	($81)	NM	97%	$670	$3	NM

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Interest Income
Interest and fees on loans and leases	$986	$995	$997	$1,218	$1,378
Interest on securities	183	184	180	187	165
Interest on other short-term investments	0	0	1	1	5

Total interest income	1,169	1,179	1,178	1,406	1,548
Taxable equivalent adjustment	5	5	5	5	5

Total interest income (taxable equivalent)	1,174	1,184	1,183	1,411	1,553
Interest Expense
Interest on deposits	228	258	274	322	291
Interest on short-term borrowings	4	12	24	55	64
Interest on long-term debt	68	78	104	137	130

Total interest expense	300	348	402	514	485

Net interest income (taxable equivalent)	874	836	781	897	1,068
Provision for loan and lease losses	952	1,041	773	2,356	941

Net interest income (loss) (taxable equivalent) after provision for loan and lease losses	(78)	(205)	8	(1,459)	127
Noninterest Income
Service charges on deposits	164	162	146	162	172
Corporate banking revenue	86	99	116	121	104
Mortgage banking net revenue	140	147	134	(29)	45
Investment advisory revenue	74	73	76	78	90
Card and processing revenue	74	243	223	230	235
Gain on sale of FTPS joint venture	(6)	1,764	—	—	—
Other noninterest income	311	49	10	24	112
Securities gains (losses), net	8	5	(24)	(40)	(63)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	41	16	96	22

Total noninterest income	851	2,583	697	642	717
Noninterest Expense
Salaries, wages and incentives	335	346	327	337	321
Employee benefits	83	75	83	61	72
Net occupancy expense	75	79	79	77	77
Technology and communications	43	45	45	48	47
Equipment expense	30	31	31	35	34
Card and processing expense	25	75	67	70	70
Other noninterest expense	285	370	330	1,394	346

Total noninterest expense	876	1,021	962	2,022	967

Income (loss) before income taxes (taxable equivalent)	(103)	1,357	(257)	(2,839)	(123)
Taxable equivalent adjustment	5	5	5	5	5

Income (loss) before income taxes	(108)	1,352	(262)	(2,844)	(128)
Applicable income taxes	(11)	470	(312)	(702)	(72)

Net income (loss)	(97)	882	50	(2,142)	(56)
Dividends on preferred stock	62	26	76	42	25

Net income (loss) available to common shareholders	($159)	$856	($26)	($2,184)	($81)

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	September 2009	June 2009	September 2008	Seq	Yr/Yr
Assets
Cash and due from banks	$2,130	$2,899	$2,774	(27%)	(23%)
Available-for-sale and other securities (a)	15,682	16,061	13,177	(2%)	19%
Held-to-maturity securities (b)	356	357	360	—	(1%)
Trading securities	1,079	1,354	915	(20%)	18%
Other short-term investments	1,126	513	229	120%	391%
Loans held for sale	2,063	3,341	1,000	(38%)	106%
Portfolio loans and leases:
Commercial loans	26,175	28,409	29,424	(8%)	(11%)
Commercial mortgage loans	12,105	12,407	13,355	(2%)	(9%)
Commercial construction loans	4,147	4,491	6,002	(8%)	(31%)
Commercial leases	3,584	3,532	3,642	1%	(2%)
Residential mortgage loans	8,229	8,489	9,351	(3%)	(12%)
Home equity	12,377	12,511	12,599	(1%)	(2%)
Automobile loans	8,972	8,741	8,306	3%	8%
Credit card	1,973	1,914	1,688	3%	17%
Other consumer loans and leases	857	935	1,131	(8%)	(24%)

Portfolio loans and leases	78,419	81,429	85,498	(4%)	(8%)
Allowance for loan and lease losses	(3,681)	(3,485)	(2,058)	6%	79%

Portfolio loans and leases, net	74,738	77,944	83,440	(4%)	(10%)
Bank premises and equipment	2,426	2,440	2,470	(1%)	(2%)
Operating lease equipment	486	474	369	2%	32%
Goodwill	2,417	2,417	3,592	—	(33%)
Intangible assets	119	133	188	(10%)	(37%)
Servicing rights	626	595	687	5%	(9%)
Other assets	7,492	7,456	7,093	—	6%

Total assets	$110,740	$115,984	$116,294	(5%)	(5%)

Liabilities
Deposits:
Demand	$17,666	$17,202	$14,241	3%	24%
Interest checking	15,168	14,630	13,251	4%	14%
Savings	17,098	16,819	15,955	2%	7%
Money market	4,378	4,193	5,352	4%	(18%)
Foreign office	2,356	2,244	1,999	5%	18%
Other time	13,725	14,540	11,778	(6%)	17%
Certificates - $100,000 and over	8,962	10,688	13,173	(16%)	(32%)
Other	5	504	1,711	(99%)	(100%)

Total deposits	79,358	80,820	77,460	(2%)	2%
Federal funds purchased	433	435	2,521	(1%)	(83%)
Other short-term borrowings	3,674	6,802	8,791	(46%)	(58%)
Accrued taxes, interest and expenses	878	959	1,757	(8%)	(50%)
Other liabilities	2,547	3,166	2,122	(20%)	20%
Long-term debt	10,162	10,102	12,947	1%	(22%)

Total liabilities	97,052	102,284	105,598	(5%)	(8%)
Shareholders’ equity
Common stock	1,779	1,779	1,295	—	37%
Preferred stock	3,599	3,588	1,082	—	233%
Capital surplus	1,729	1,722	597	—	190%
Retained earnings	6,496	6,663	8,013	(3%)	(19%)
Accumulated other comprehensive income (loss)	285	152	(60)	87%	NM
Treasury stock	(200)	(204)	(231)	(2%)	(13%)

Total shareholders’ equity (c)	13,688	13,700	10,696	—	28%

Total liabilities and shareholders’ equity	$110,740	$115,984	$116,294	(5%)	(5%)

(a) Amortized cost	$15,260	$15,820	$13,249	(4%)	15%
(b) Market values	356	357	360	—	(1%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	795,316	795,313	577,487	—	38%
Treasury	6,188	6,191	5,941	—	4%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	September 2009	June 2009	March 2009	December 2008	September 2008
Assets
Cash and due from banks	$2,130	$2,899	$2,491	$2,739	$2,774
Available-for-sale and other securities (a)	15,682	16,061	16,916	12,728	13,177
Held-to-maturity securities (b)	356	357	358	360	360
Trading securities	1,079	1,354	1,407	1,191	915
Other short-term investments	1,126	513	1,587	3,578	229
Loans held for sale	2,063	3,341	2,602	1,452	1,000
Portfolio loans and leases:
Commercial loans	26,175	28,409	28,617	29,197	29,424
Commercial mortgage loans	12,105	12,407	12,560	12,502	13,355
Commercial construction loans	4,147	4,491	4,745	5,114	6,002
Commercial leases	3,584	3,532	3,521	3,666	3,642
Residential mortgage loans	8,229	8,489	8,875	9,385	9,351
Home equity	12,377	12,511	12,710	12,752	12,599
Automobile loans	8,972	8,741	8,688	8,594	8,306
Credit card	1,973	1,914	1,816	1,811	1,688
Other consumer loans and leases	857	935	1,037	1,122	1,131

Portfolio loans and leases	78,419	81,429	82,569	84,143	85,498
Allowance for loan and lease losses	(3,681)	(3,485)	(3,070)	(2,787)	(2,058)

Portfolio loans and leases, net	74,738	77,944	79,499	81,356	83,440
Bank premises and equipment	2,426	2,440	2,490	2,494	2,470
Operating lease equipment	486	474	470	463	369
Goodwill	2,417	2,417	2,623	2,624	3,592
Intangible assets	119	133	154	168	188
Servicing rights	626	595	481	499	687
Other assets	7,492	7,456	8,235	10,112	7,093

Total assets	$110,740	$115,984	$119,313	$119,764	$116,294

Liabilities
Deposits:
Demand	$17,666	$17,202	$16,370	$15,287	$14,241
Interest checking	15,168	14,630	14,510	14,222	13,251
Savings	17,098	16,819	16,517	16,063	15,955
Money market	4,378	4,193	4,353	4,689	5,352
Foreign office	2,356	2,244	1,671	2,144	1,999
Other time	13,725	14,540	14,571	14,350	11,778
Certificates - $100,000 and over	8,962	10,688	11,784	11,851	13,173
Other	5	504	6	7	1,711

Total deposits	79,358	80,820	79,782	78,613	77,460
Federal funds purchased	433	435	363	287	2,521
Other short-term borrowings	3,674	6,802	11,076	9,959	8,791
Accrued taxes, interest and expenses	878	959	904	2,029	1,757
Other liabilities	2,547	3,166	2,908	3,214	2,122
Long-term debt	10,162	10,102	12,178	13,585	12,947

Total liabilities	97,052	102,284	107,211	107,687	105,598
Shareholders’ equity
Common stock	1,779	1,779	1,295	1,295	1,295
Preferred stock	3,599	3,588	4,252	4,241	1,082
Capital surplus	1,729	1,722	841	848	597
Retained earnings	6,496	6,663	5,792	5,824	8,013
Accumulated other comprehensive income (loss)	285	152	151	98	(60)
Treasury stock	(200)	(204)	(229)	(229)	(231)

Total shareholders’ equity (c)	13,688	13,700	12,102	12,077	10,696

Total liabilities and shareholders’ equity	$110,740	$115,984	$119,313	$119,764	$116,294

(a) Amortized cost	$15,260	$15,820	$16,642	$12,550	$13,249
(b) Market values	356	357	358	360	360
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	795,316	795,313	576,936	577,387	577,487
Treasury	6,188	6,191	6,491	6,040	5,941

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	September 2009	September 2008	September 2009	September 2008
Total shareholders’ equity, beginning	$13,700	$10,754	$12,077	$9,161
Net income (loss)	(97)	(56)	835	29
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	117	85	159	47
Qualifying cash flow hedges	13	7	20	15
Change in accumulated other comprehensive income related to employee benefit plans	3	1	8	4

Comprehensive income	36	37	1,022	95
Cash dividends declared:
Common stock	(8)	(87)	(21)	(408)
Preferred stock	(51)	(25)	(133)	(26)
Issuance of common stock	—	—	986	—
Issuance of preferred stock, Series G	—	—	—	1,072
Exchange of preferred stock, Series G	—	—	(269)	—
Stock-based awards exercised, including treasury shares issued	—	—	1	—
Stock-based compensation expense	11	15	34	43
Loans repaid (issued) related to exercise of stock-based awards, net	—	1	—	2
Change in corporate tax benefit related to stock-based compensation	—	—	(30)	(15)
Shares issued in an acquisition	—	—	—	770
Reversal of OTTI	—	—	24	—
Other	—	1	(3)	2

Total shareholders’ equity, ending	$13,688	$10,696	$13,688	$10,696

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	September 2009	June 2009	September 2008	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$27,416	$28,038	$28,284	(2%)	(3%)
Commercial mortgage loans	12,449	12,668	13,257	(2%)	(6%)
Commercial construction loans	4,475	4,842	6,110	(8%)	(27%)
Commercial leases	3,522	3,512	3,642	—	(3%)
Residential mortgage loans	10,820	11,669	10,711	(7%)	1%
Home equity	12,452	12,636	12,534	(1%)	(1%)
Automobile loans	8,871	8,692	8,303	2%	7%
Credit card	1,955	1,863	1,720	5%	14%
Other consumer loans and leases	928	1,076	1,211	(14%)	(23%)
Taxable securities	16,850	16,778	13,310	—	27%
Tax exempt securities	246	242	315	2%	(22%)
Other short-term investments	969	742	890	31%	9%

Total interest-earning assets	100,953	102,758	100,287	(2%)	1%
Cash and due from banks	2,257	2,350	2,468	(4%)	(9%)
Other assets	13,724	13,907	13,683	(1%)	—
Allowance for loan and lease losses	(3,481)	(3,137)	(1,654)	11%	110%

Total assets	$113,453	$115,878	$114,784	(2%)	(1%)

Liabilities
Interest-bearing liabilities:
Interest checking	$14,869	$14,837	$13,843	—	7%
Savings	16,967	16,705	16,154	2%	5%
Money market	4,280	4,167	6,051	3%	(29%)
Foreign office	2,432	1,717	2,126	42%	14%
Other time	14,264	14,612	10,780	(2%)	32%
Certificates - $100,000 and over	10,055	11,455	11,623	(12%)	(13%)
Other	95	240	395	(60%)	(76%)
Federal funds purchased	404	542	1,013	(25%)	(60%)
Other short-term borrowings	5,285	8,002	9,613	(34%)	(45%)
Long-term debt	10,108	11,130	14,392	(9%)	(30%)

Total interest-bearing liabilities	78,759	83,407	85,990	(6%)	(8%)
Demand deposits	17,059	16,689	14,225	2%	20%
Other liabilities	3,750	3,292	3,726	14%	1%

Total liabilities	99,568	103,388	103,941	(4%)	(4%)
Shareholders’ equity	13,885	12,490	10,843	11%	28%

Total liabilities and shareholders’ equity	$113,453	$115,878	$114,784	(2%)	(1%)

Yield Analysis
Interest-earning assets:
Commercial loans	4.36%	4.06%	5.46%
Commercial mortgage loans	4.22%	4.44%	8.71%
Commercial construction loans	2.74%	2.80%	6.97%
Commercial leases	4.59%	4.66%	3.85%
Residential mortgage loans	5.23%	5.65%	7.05%
Home equity	4.10%	4.14%	5.76%
Automobile loans	6.32%	6.36%	6.32%
Credit card	9.87%	10.06%	9.93%
Other consumer loans and leases	9.59%	7.52%	4.93%

Total loans and leases	4.73%	4.71%	6.41%
Taxable securities	4.24%	4.33%	4.81%
Tax exempt securities	7.05%	8.04%	7.38%
Other short-term investments	0.10%	0.15%	2.21%

Total interest-earning assets	4.61%	4.62%	6.16%
Interest-bearing liabilities:
Interest checking	0.24%	0.27%	0.78%
Savings	0.67%	0.77%	1.29%
Money market	0.55%	0.63%	1.67%
Foreign office	0.43%	0.54%	1.37%
Other time	3.24%	3.48%	3.31%
Certificates - $100,000 and over	2.56%	2.80%	2.97%
Other	0.19%	0.19%	1.83%
Federal funds purchased	0.15%	0.18%	1.78%
Other short-term borrowings	0.32%	0.61%	2.46%
Long-term debt	2.67%	2.79%	3.63%

Total interest-bearing liabilities	1.51%	1.67%	2.25%
Ratios:
Net interest margin (taxable equivalent)	3.43%	3.26%	4.24%
Net interest rate spread (taxable equivalent)	3.10%	2.95%	3.91%
Interest-bearing liabilities to interest-earning assets	78.02%	81.17%	85.74%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	September 2009	September 2008	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$28,135	$27,821	1%
Commercial mortgage loans	12,641	12,635	—
Commercial construction loans	4,808	5,797	(17%)
Commercial leases	3,532	3,704	(5%)
Residential mortgage loans	11,137	11,216	(1%)
Home equity	12,616	12,132	4%
Automobile loans	8,751	9,092	(4%)
Credit card	1,882	1,694	11%
Other consumer loans and leases	1,058	1,211	(13%)
Taxable securities	16,639	12,477	33%
Tax exempt securities	250	360	(31%)
Other short-term investments	999	657	52%

Total interest-earning assets	102,448	98,796	4%
Cash and due from banks	2,347	2,354	—
Other assets	14,327	12,847	12%
Allowance for loan and lease losses	(3,137)	(1,265)	148%

Total assets	$115,985	$112,732	3%

Liabilities
Interest-bearing liabilities:
Interest checking	$14,647	$14,357	2%
Savings	16,651	16,270	2%
Money market	4,334	6,511	(33%)
Foreign office	1,970	2,246	(12%)
Other time	14,458	10,395	39%
Certificates - $100,000 and over	11,098	8,545	30%
Other	193	2,394	(92%)
Federal funds purchased	548	3,297	(83%)
Other short-term borrowings	7,620	6,735	13%
Long-term debt	11,248	14,174	(21%)

Total interest-bearing liabilities	82,767	84,924	(3%)
Demand deposits	16,432	13,820	19%
Other liabilities	3,960	4,035	(2%)

Total liabilities	103,159	102,779	—
Shareholders’ equity	12,826	9,953	29%

Total liabilities and shareholders’ equity	$115,985	$112,732	3%

Yield Analysis
Interest-earning assets:
Commercial loans	4.14%	5.49%
Commercial mortgage loans	4.41%	7.02%
Commercial construction loans	2.97%	6.04%
Commercial leases	4.13%	-0.57%
Residential mortgage loans	5.64%	6.42%
Home equity	4.17%	5.94%
Automobile loans	6.36%	6.33%
Credit card	10.26%	9.46%
Other consumer loans and leases	7.64%	5.14%

Total loans and leases	4.72%	5.84%
Taxable securities	4.32%	4.92%
Tax exempt securities	7.51%	7.34%
Other short-term investments	0.15%	2.47%

Total interest-earning assets	4.62%	5.70%
Interest-bearing liabilities:
Interest checking	0.26%	1.00%
Savings	0.77%	1.42%
Money market	0.63%	2.08%
Foreign office	0.49%	1.79%
Other time	3.45%	3.72%
Certificates - $100,000 and over	2.81%	3.40%
Other	0.21%	2.69%
Federal funds purchased	0.22%	2.67%
Other short-term borrowings	0.70%	2.51%
Long-term debt	2.96%	3.97%

Total interest-bearing liabilities	1.69%	2.49%
Ratios:
Net interest margin (taxable equivalent)	3.25%	3.57%
Net interest rate spread (taxable equivalent)	2.93%	3.21%
Interest-bearing liabilities to interest-earning assets	80.79%	85.96%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Assets
Interest-earning assets:
Commercial loans	$27,416	$28,038	$28,968	$30,227	$28,284
Commercial mortgage loans	12,449	12,668	12,809	13,194	13,257
Commercial construction loans	4,475	4,842	5,115	5,990	6,110
Commercial leases	3,522	3,512	3,564	3,610	3,642
Residential mortgage loans	10,820	11,669	10,921	10,327	10,711
Home equity	12,452	12,636	12,763	12,677	12,534
Automobile loans	8,871	8,692	8,687	8,428	8,303
Credit card	1,955	1,863	1,825	1,748	1,720
Other consumer loans and leases	928	1,076	1,177	1,225	1,211
Taxable securities	16,850	16,778	16,283	14,882	13,310
Tax exempt securities	246	242	262	288	315
Other short-term investments	969	742	1,290	513	890

Total interest-earning assets	100,953	102,758	103,664	103,109	100,287
Cash and due from banks	2,257	2,350	2,438	2,897	2,468
Other assets	13,724	13,907	15,363	15,089	13,683
Allowance for loan and lease losses	(3,481)	(3,137)	(2,784)	(2,142)	(1,654)

Total assets	$113,453	$115,878	$118,681	$118,953	$114,784

Liabilities
Interest-bearing liabilities:
Interest checking	$14,869	$14,837	$14,229	$13,698	$13,843
Savings	16,967	16,705	16,272	15,960	16,154
Money market	4,280	4,167	4,559	4,983	6,051
Foreign office	2,432	1,717	1,755	1,876	2,126
Other time	14,264	14,612	14,501	13,337	10,780
Certificates - $100,000 and over	10,055	11,455	11,802	12,468	11,623
Other	95	240	247	1,090	395
Federal funds purchased	404	542	701	2,016	1,013
Other short-term borrowings	5,285	8,002	9,621	10,912	9,613
Long-term debt	10,108	11,130	12,531	13,100	14,392

Total interest-bearing liabilities	78,759	83,407	86,218	89,440	85,990
Demand deposits	17,059	16,689	15,532	14,602	14,225
Other liabilities	3,750	3,292	4,847	4,620	3,726

Total liabilities	99,568	103,388	106,597	108,662	103,941
Shareholders’ equity	13,885	12,490	12,084	10,291	10,843

Total liabilities and shareholders’ equity	$113,453	$115,878	$118,681	$118,953	$114,784

Yield Analysis
Interest-earning assets:
Commercial loans	4.36%	4.06%	4.00%	4.96%	5.46%
Commercial mortgage loans	4.22%	4.44%	4.56%	6.10%	8.71%
Commercial construction loans	2.74%	2.80%	3.35%	5.32%	6.97%
Commercial leases	4.59%	4.66%	3.12%	3.75%	3.85%
Residential mortgage loans	5.23%	5.65%	6.04%	6.37%	7.05%
Home equity	4.10%	4.14%	4.28%	5.08%	5.76%
Automobile loans	6.32%	6.36%	6.40%	6.40%	6.32%
Credit card	9.87%	10.06%	10.89%	10.68%	9.93%
Other consumer loans and leases	9.59%	7.52%	6.18%	5.70%	4.93%

Total loans and leases	4.73%	4.71%	4.73%	5.55%	6.41%
Taxable securities	4.24%	4.33%	4.39%	4.91%	4.81%
Tax exempt securities	7.05%	8.04%	7.44%	7.41%	7.38%
Other short-term investments	0.10%	0.15%	0.19%	0.91%	2.21%

Total interest-earning assets	4.61%	4.62%	4.63%	5.44%	6.16%
Interest-bearing liabilities:
Interest checking	0.24%	0.27%	0.27%	0.60%	0.78%
Savings	0.67%	0.77%	0.89%	1.27%	1.29%
Money market	0.55%	0.63%	0.72%	1.29%	1.67%
Foreign office	0.43%	0.54%	0.54%	0.95%	1.37%
Other time	3.24%	3.48%	3.62%	3.62%	3.31%
Certificates - $100,000 and over	2.56%	2.80%	3.04%	3.39%	2.97%
Other	0.19%	0.19%	0.23%	0.64%	1.83%
Federal funds purchased	0.15%	0.18%	0.30%	0.71%	1.78%
Other short-term borrowings	0.32%	0.61%	1.00%	1.87%	2.46%
Long-term debt	2.67%	2.79%	3.36%	4.13%	3.63%

Total interest-bearing liabilities	1.51%	1.67%	1.89%	2.28%	2.25%
Ratios:
Net interest margin (taxable equivalent)	3.43%	3.26%	3.06%	3.46%	4.24%
Net interest rate spread (taxable equivalent)	3.10%	2.95%	2.74%	3.16%	3.91%
Interest-bearing liabilities to interest-earning assets	78.02%	81.17%	83.17%	86.74%	85.74%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Average Loans and Leases
Commercial:
Commercial loans	$27,400	$28,027	$28,949	$30,227	$28,284
Commercial mortgage loans	12,269	12,463	12,508	13,189	13,257
Commercial construction loans	4,337	4,672	4,987	5,990	6,110
Commercial leases	3,522	3,512	3,564	3,610	3,641

Subtotal - commercial	47,528	48,674	50,008	53,016	51,292
Consumer:
Residential mortgage loans	8,355	8,713	9,195	9,335	9,681
Home equity	12,452	12,636	12,763	12,677	12,534
Automobile loans	8,871	8,692	8,687	8,428	8,303
Credit card	1,955	1,863	1,825	1,748	1,720
Other consumer loans and leases	899	995	1,083	1,165	1,165

Subtotal - consumer	32,532	32,899	33,553	33,353	33,403

Total average loans and leases (excluding held for sale)	$80,060	$81,573	$83,561	$86,369	$84,695

Average loans held for sale	2,828	3,422	2,268	1,057	1,077
End of Period Loans and Leases
Commercial:
Commercial loans	$26,175	$28,409	$28,617	$29,197	$29,424
Commercial mortgage loans	12,105	12,407	12,560	12,502	13,355
Commercial construction loans	4,147	4,491	4,745	5,114	6,002
Commercial leases	3,584	3,532	3,521	3,666	3,642

Subtotal - commercial	46,011	48,839	49,443	50,479	52,423
Consumer:
Residential mortgage loans	8,229	8,489	8,875	9,385	9,351
Home equity	12,377	12,511	12,710	12,752	12,599
Automobile loans	8,972	8,741	8,688	8,594	8,306
Credit card	1,973	1,914	1,816	1,811	1,688
Other consumer loans and leases	857	935	1,037	1,122	1,131

Subtotal - consumer	32,408	32,590	33,126	33,664	33,075

Total portfolio loans and leases	$78,419	$81,429	$82,569	$84,143	$85,498

Core business activity	1,775	2,989	2,199	979	1,000
Portfolio management activity	288	352	403	473	—

Total loans held for sale	2,063	3,341	2,602	1,452	1,000
Operating lease equipment	486	474	470	463	369
Loans and Leases Serviced for Others (a):
Commercial loans	1,367	1,706	2,091	2,518	3,016
Commercial mortgage loans	256	264	297	312	290
Commercial construction loans	196	216	258	264	271
Commercial leases	149	152	154	170	167
Residential mortgage loans	46,837	43,527	41,524	40,378	39,777
Home equity	266	267	272	273	274
Automobile loans	1,394	1,569	1,754	1,946	2,138
Credit card	15	15	16	17	18
Other consumer loans and leases	7	7	7	7	8

Total loans and leases serviced for others	50,487	47,723	46,373	45,885	45,959

Total loans and leases serviced	$131,455	$132,967	$132,014	$131,943	$132,826

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	September 2009	June 2009	March 2009	December 2008	September 2008
Tier I capital:
Shareholders’ equity	$13,688	$13,700	$12,102	$12,077	$10,696
Goodwill and certain other intangibles	(2,559)	(2,564)	(2,785)	(2,801)	(3,729)
Unrealized (gains) losses	(285)	(152)	(151)	(109)	54
Qualifying trust preferred securities	2,763	2,763	2,763	2,763	2,763
Other	(33)	(5)	(5)	(6)	(50)

Total tier I capital	$13,574	$13,742	$11,924	$11,924	$9,734

Total risk-based capital:
Tier I capital	$13,574	$13,742	$11,924	$11,924	$9,734
Qualifying allowance for credit losses	1,309	1,350	1,375	1,413	1,415
Qualifying subordinated notes	3,044	2,980	3,203	3,309	2,824

Total risk-based capital	$17,927	$18,072	$16,502	$16,646	$13,973

Risk-weighted assets (b)	$102,575	$106,538	$109,087	$112,622	$113,601
Ratios:
Average shareholders’ equity to average assets	12.24%	10.78%	10.18%	8.65%	9.45%
Regulatory capital:
Fifth Third Bancorp
Tier I capital	13.23%	12.90%	10.93%	10.59%	8.57%
Total risk-based capital	17.48%	16.96%	15.13%	14.78%	12.30%
Tier I leverage	12.34%	12.17%	10.29%	10.27%	8.77%
Tier I common equity	7.03%	6.94%	4.50%	4.37%	5.18%
Fifth Third Bank (c)
Tier I capital	13.46%	11.53%	8.83%	8.13%	8.63%
Total risk-based capital	15.52%	14.38%	11.67%	10.92%	11.35%
Tier I leverage	12.00%	9.89%	7.46%	7.03%	7.64%
Tier I common equity	13.46%	11.69%	8.83%	7.53%	8.63%
Fifth Third Bank (Michigan) (c)
Tier I capital	—	10.13%	10.62%	11.06%	9.65%
Total risk-based capital	—	12.07%	12.53%	12.95%	11.50%
Tier I leverage	—	9.45%	10.06%	10.45%	10.04%
Tier I common equity	—	9.18%	9.61%	10.09%	8.73%
Fifth Third Bank N.A. (c)
Tier I capital	—	12.83%	13.10%	16.33%	14.59%
Total risk-based capital	—	14.12%	14.37%	17.59%	15.35%
Tier I leverage	—	10.63%	11.52%	14.11%	14.17%
Tier I common equity	—	12.83%	13.10%	16.33%	14.59%

(a)	Current period regulatory capital data and ratios are estimated

(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied be the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

(c)	As of September 30, 2009, the Fifth Third Bank (Michigan) and Fifth Third Bank N.A. charters were merged into the Fifth Third Bank charter.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Average loans and leases (excluding held for sale):
Commercial loans	$27,400	$28,027	$28,949	$30,227	$28,284
Commercial mortgage loans	12,269	12,463	12,508	13,189	13,257
Commercial construction loans	4,337	4,672	4,987	5,990	6,110
Commercial leases	3,522	3,512	3,564	3,610	3,641
Residential mortgage loans	8,355	8,713	9,195	9,335	9,681
Home equity	12,452	12,636	12,763	12,677	12,534
Automobile loans	8,871	8,692	8,687	8,428	8,303
Credit card	1,955	1,863	1,825	1,748	1,720
Other consumer loans and leases	899	995	1,083	1,165	1,165

Total average loans and leases (excluding held for sale)	$80,060	$81,573	$83,561	$86,369	$84,695

Losses charged off:
Commercial loans	$(271)	$(185)	$(116)	$(430)	$(89)
Commercial mortgage loans	(124)	(89)	(79)	(468)	(94)
Commercial construction loans	(130)	(79)	(78)	(541)	(88)
Commercial leases	—	(1)	—	—	—
Residential mortgage loans	(92)	(113)	(75)	(68)	(77)
Home equity	(82)	(90)	(73)	(55)	(58)
Automobile loans	(44)	(48)	(56)	(50)	(40)
Credit card	(47)	(47)	(38)	(32)	(25)
Other consumer loans and leases	(6)	(6)	(6)	(8)	(10)

Total losses	(796)	(658)	(521)	(1,652)	(481)
Recoveries of losses previously charged off:
Commercial loans	15	8	13	8	4
Commercial mortgage loans	6	4	2	3	—
Commercial construction loans	4	—	2	2	—
Commercial leases	—	—	—	—	—
Residential mortgage loans	—	1	—	—	—
Home equity	2	2	1	1	3
Automobile loans	10	12	10	7	8
Credit card	2	2	2	2	1
Other consumer loans and leases	1	3	1	2	2

Total recoveries	40	32	31	25	18
Net losses charged off:
Commercial loans	(256)	(177)	(103)	(422)	(85)
Commercial mortgage loans	(118)	(85)	(77)	(465)	(94)
Commercial construction loans	(126)	(79)	(76)	(539)	(88)
Commercial leases	—	(1)	—	—	—
Residential mortgage loans	(92)	(112)	(75)	(68)	(77)
Home equity	(80)	(88)	(72)	(54)	(55)
Automobile loans	(34)	(36)	(46)	(43)	(32)
Credit card	(45)	(45)	(36)	(30)	(24)
Other consumer loans and leases	(5)	(3)	(5)	(6)	(8)

Total net losses charged off	$(756)	$(626)	$(490)	$(1,627)	$(463)

Net charge-off Ratios:
Commercial loans	3.70%	2.53%	1.45%	5.55%	1.19%
Commercial mortgage loans	3.82%	2.73%	2.50%	14.05%	2.82%
Commercial construction loans	11.56%	6.76%	6.21%	35.81%	5.71%
Commercial leases	(0.04%)	0.02%	—	(0.04%)	(0.03%)
Residential mortgage loans	4.38%	5.17%	3.30%	2.90%	3.16%
Home equity	2.54%	2.81%	2.28%	1.68%	1.77%
Automobile loans	1.52%	1.65%	2.17%	2.00%	1.51%
Credit card	9.08%	9.64%	7.92%	6.82%	5.45%
Other consumer loans and leases	2.62%	1.95%	1.63%	2.41%	2.84%

Total net charge-off ratio	3.75%	3.08%	2.38%	7.50%	2.17%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$3,485	$3,070	$2,787	$2,058	$1,580
Total net losses charged off	(756)	(626)	(490)	(1,627)	(463)
Provision for loan and lease losses	952	1,041	773	2,356	941

Allowance for loan and lease losses, ending	$3,681	$3,485	$3,070	$2,787	$2,058
Reserve for unfunded commitments, beginning	$239	$231	$195	$132	$115
Provision for unfunded commitments	45	8	36	63	17
Acquisitions	—	—	—	—	—

Reserve for unfunded commitments, ending	$284	$239	$231	$195	$132

Components of allowance for credit losses:
Allowance for loan and lease losses	$3,681	$3,485	$3,070	$2,787	$2,058
Reserve for unfunded commitments	284	239	231	195	132

Total allowance for credit losses	$3,965	$3,724	$3,301	$2,982	$2,190

Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial loans	$752	$603	$667	$541	$550
Commercial mortgage loans	912	760	692	482	724
Commercial construction loans	697	684	551	362	636
Commercial leases	51	51	27	21	23
Residential mortgage loans	267	262	265	259	216
Home equity	24	26	25	26	27
Automobile loans	1	1	2	5	3
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual portfolio loans and leases	2,704	2,387	2,229	1,696	2,179
Restructured loans and leases - commercial (non accrual)	18	12	—	—	—
Restructured loans and leases - consumer (non accrual)	225	188	167	80	50

Total nonperforming portfolio loans and leases	2,947	2,587	2,396	1,776	2,229
Repossessed personal property	22	21	25	24	24
Other real estate owned	251	232	227	206	198

Total nonperforming assets (a)	3,220	2,840	2,648	2,006	2,451
Nonaccrual loans held for sale	286	352	403	473	—
Restructured loans - commercial (non accrual) held for sale	2	—	—	—	—

Total nonperforming assets including loans held for sale	$3,508	$3,192	$3,051	$2,479	$2,451

Restructured loans and leases (accrual)	$1,280	$1,074	$615	$494	$377
Ninety days past due loans and leases:
Commercial loans	$256	$142	$131	$76	$109
Commercial mortgage loans	184	131	124	136	157
Commercial construction loans	168	60	49	74	84
Commercial leases	4	5	6	4	3
Residential mortgage loans	198	242	231	198	185
Home equity	104	99	105	96	72
Automobile loans	17	18	18	21	16
Credit card	60	65	68	56	44
Other consumer loans and leases	1	—	1	1	1

Total ninety days past due loans and leases	$992	$762	$733	$662	$671

Ratios
Net losses charged off as a percent of average loans and leases	3.75%	3.08%	2.38%	7.50%	2.17%
Allowance for loan and lease losses:
As a percent of loans and leases	4.69%	4.28%	3.72%	3.31%	2.41%
As a percent of nonperforming loans and leases (a)	125%	135%	128%	157%	92%
As a percent of nonperforming assets (a)	114%	123%	116%	139%	84%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	3.75%	3.17%	2.89%	2.11%	2.60%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	4.09%	3.48%	3.20%	2.38%	2.86%
Nonperforming assets as a percent of total loans, leases and other assets, including other real estate owned	4.34%	3.75%	3.57%	2.89%	2.83%

(a)	Does not include nonaccrual loans held for sale

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	September 2009	June 2009	March 2009	December 2008	September 2008
Total shareholders’ equity	13,688	13,700	12,102	12,077	10,696
Less:
Preferred stock	(3,599)	(3,588)	(4,252)	(4,241)	(1,082)
Goodwill	(2,417)	(2,417)	(2,623)	(2,624)	(3,592)
Intangible assets	(119)	(133)	(154)	(168)	(188)

Tangible common equity, including unrealized gains / losses (a)	7,553	7,562	5,073	5,044	5,834
Less: Accumulated other comprehensive income / loss	(285)	(152)	(151)	(98)	60

Tangible common equity, excluding unrealized gains / losses (b)	7,268	7,410	4,922	4,946	5,894
Add back: Preferred stock	3,599	3,588	4,252	4,241	1,082

Tangible equity (c)	10,867	10,998	9,174	9,187	6,976

Total assets (d)	110,740	115,984	119,313	119,764	116,294
Less:
Goodwill	(2,417)	(2,417)	(2,623)	(2,624)	(3,592)
Intangible assets	(119)	(133)	(154)	(168)	(188)

Tangible assets, including unrealized gains / losses (e)	108,204	113,434	116,536	116,972	112,514
Less: Accumulated other comprehensive income / loss, before tax	(438)	(234)	(233)	(151)	92

Tangible assets, excluding unrealized gains / losses (f)	107,766	113,200	116,303	116,821	112,606

Common shares outstanding (g)	795	795	577	577	577

Risk-weighted assets, determined in accordance with prescribed regulatory requirements (h)	102,575	106,538	109,087	112,622	113,601

Ratios
Tangible equity (c) / (f)	10.08%	9.72%	7.89%	7.86%	6.19%
Tangible common equity (excluding unrealized gains/losses) (b) / (f)	6.74%	6.55%	4.23%	4.23%	5.23%
Tangible common equity (including unrealized gains/losses) (a) / (e)	6.98%	6.67%	4.35%	4.31%	5.19%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (b) / (h)	7.09%	6.96%	4.51%	4.39%	5.19%
Tangible book value per share (a) / (g)	9.50	9.51	8.79	8.74	10.10

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended September 30, 2009 ($ in millions)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	351	396	114	41	(28)	874
Provision for loan and lease losses	(447)	(149)	(142)	(16)	(198)	(952)

Net interest income after provision for loan and lease losses	(96)	247	(28)	25	(226)	(78)
Total noninterest income	115	228	147	84	277	851
Total noninterest expense	(245)	(323)	(129)	(91)	(88)	(876)

Net income (loss) before taxes	(226)	152	(10)	18	(37)	(103)
Applicable income taxes (a)	102	(53)	3	(6)	(40)	6

Net income (loss)	(124)	99	(7)	12	(77)	(97)
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	(124)	99	(7)	12	(139)	(159)

For the three months ended June 30, 2009	Commercial Banking (b)	Branch Banking	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total
Net interest income (a)	339	395	136	39	(73)	836
Provision for loan and lease losses	(289)	(149)	(170)	(18)	(415)	(1,041)

Net interest income after provision for loan and lease losses	50	246	(34)	21	(488)	(205)
Total noninterest income	165	228	191	82	1,917	2,583
Total noninterest expense	(263)	(332)	(167)	(88)	(171)	(1,021)

Net income (loss) before taxes	(48)	142	(10)	15	1,258	1,357
Applicable income taxes (a)	46	(50)	4	(5)	(470)	(475)

Net income (loss)	(2)	92	(6)	10	788	882
Dividends on preferred stock	—	—	—	—	26	26

Net income (loss) available to common shareholders	(2)	92	(6)	10	762	856

For the three months ended March 31, 2009	Commercial Banking (b)	Branch Banking	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total
Net interest income (a)	335	380	136	37	(107)	781
Provision for loan and lease losses	(218)	(128)	(134)	(9)	(284)	(773)

Net interest income after provision for loan and lease losses	117	252	2	28	(391)	8
Total noninterest income	185	203	158	83	68	697
Total noninterest expense	(239)	(325)	(129)	(83)	(186)	(962)

Net income (loss) before taxes	63	130	31	28	(509)	(257)
Applicable income taxes (a)	6	(46)	(11)	(10)	368	307

Net income (loss)	69	84	20	18	(141)	50
Dividends on preferred stock	—	—	—	—	76	76

Net income (loss) available to common shareholders	69	84	20	18	(217)	(26)

For the three months ended December 31, 2008	Commercial Banking (b)	Branch Banking	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total
Net interest income (a)	390	419	128	44	(83)	898
Provision for loan and lease losses	(1,347)	(125)	(125)	(28)	(731)	(2,356)

Net interest income after provision for loan and lease losses	(957)	294	3	16	(814)	(1,458)
Total noninterest income	182	221	77	87	75	642
Total noninterest expense	(1,000)	(324)	(349)	(91)	(258)	(2,022)

Net income (loss) before taxes	(1,775)	191	(269)	12	(997)	(2,838)
Applicable income taxes (a)	651	(67)	95	(4)	21	696

Net income (loss)	(1,124)	124	(174)	8	(976)	(2,142)
Dividends on preferred stock	—	—	—	—	42	42

Net income (loss) available to common shareholders	(1,124)	124	(174)	8	(1,018)	(2,184)

For the three months ended September 30, 2008	Commercial Banking (b)	Branch Banking	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total
Net interest income (a)	492	477	136	50	(87)	1,068
Provision for loan and lease losses	(236)	(87)	(128)	(11)	(479)	(941)

Net interest income after provision for loan and lease losses	256	390	8	39	(566)	127
Total noninterest income	168	238	75	96	140	717
Total noninterest expense	(228)	(313)	(103)	(91)	(232)	(967)

Net income (loss) before taxes	196	315	(20)	44	(658)	(123)
Applicable income taxes (a)	(44)	(111)	7	(15)	230	67

Net income (loss)	152	204	(13)	29	(428)	(56)
Dividends on preferred stock	—	—	—	—	25	25

Net income (loss) available to common shareholders	152	204	(13)	29	(453)	(81)

(a)	Includes taxable equivalent adjustments of $5 million for the three months ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008
(b)	Prior period segment financial information has been restated to reflect the sale of the Processing Business on June 30, 2009 and the elimination of the processing solutions segment. Financial information for the processing businesses has been reclassified under General Corporate/Other for all periods presented. The retained retail credit card and commercial multi-card service business are included in Consumer Lending and Commercial Banking segments, respectively, for all periods presented.